Exhibit 99.1

                             Joint Filer Information

Names: Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC

IRS I.D. No.: 980338943 (Master Fund)                      52-2291758 (Advisors)

Address: c/o First New York Securities, LLC
         850 Third Avenue, 8th Floor
         New York, New York 10022

Designated Filer:                           Joseph Edelman

Issuer and Ticker Symbol:                   Biosante Pharmaceuticals, Inc. (BPA)

Date of Earliest Transaction (Month/Day/Year) December 2, 2004

The undersigned, Perceptive Life Sciences Master Fund Ltd. and Perceptive Advisors LLC are jointly filing the attached Statement of Changes in Beneficial Ownership on Form 4 with Joseph Edelman with respect to the beneficial ownership of securities of Biosante Pharmaceuticals, Inc.

PERCEPTIVE LIFE SCIENCES                     PERCEPTIVE ADVISORS LLC
MASTER FUND LTD.


By: Perceptive Advisors LLC, its
       investment advisor


By: /s/ Andrew Sankin,                       By: /s/ Andrew Sankin,
        as attorney in fact                          as attorney in fact
    ----------------------                       ----------------------
Name:  Joseph Edelman                        Name:  Joseph Edelman
Title: Managing Member                       Title: Managing Member